SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K
                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



       Date of Report (date of earliest event reported): November 16, 1998


                                   EVTC, INC.
             (Exact name of registrant as specified in its charter)



        Delaware                    0-20986                     22-3005943
   (State or other                (Commission                  (IRS Employer
   jurisdiction of                File Number)               Identification No.)
    incorporation)



                   550 James Street,Lakewood, New Jersey 08701
               (Address of principal executive office) (Zip Code)



       Registrant's telephone number, including area code: (732) 370-3400



                                       N/A
          (Former name or former address, if changed since last report)

Item 1.  Changes in Control of Registrant

         Not Applicable


Item 2.  Acquisition or Disposal of Assets

         Not Applicable


Item 3.  Bankruptcy or Receivership

         Not Applicable


Item 4.  Changes in Registrant's Certifying Accountant

         Not Applicable


Item 5.  Other Events

     The Registrant has appointed James C. Hellauer, Jr. as its President and Chief Executive Officer. George Cannan will remain as Chairman of the Board of the Company. The Company also announced preliminary results for its fiscal year ended September 30, 1998. Details are included in the Press Release attached hereto as an Exhibit.


Item 6.  Resignation of Registrant's Directors

         Not Applicable


Item 7.  Financial Statements and Exhibits

         (a)  Financial statements of business acquired.

              Not Applicable

         (b)  Pro forma financial information

              Not Applicable

         (c)  Exhibits

              Press Release dated November 16, 1998

                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, theRegistrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                    EVTC, INC.


                                                 By:/s/David Keener
                                                    ____________________________
                                                    David Keener
                                                    Chief Financial Officer


Dated: November 19, 1998

                                     EXHIBIT

                                  PRESS RELEASE

     Lakewood, New Jersey, November 16, 1998 -- EVTC, Inc. t/a Environmental Technologies Corp. (NMS:EVTC) today announced that it had appointed James C. Hellauer, Jr. as its President and Chief Executive Officer, effective immediately. George Cannan will remain as Chairman of the Board of the Company. Mr. Hellauer is an Executive Director with Colmen Capital Advisors, Inc. which, as previously announced, has been retained by the Company to provide strategic and financial advice.

         The Company also announced preliminary results for its fiscal year ended September 30, 1998. These results are tentative and subject to audit. The Company anticipates net sales for the 1998 fiscal year to be approximately $40 million, and expects to incur a pre-tax loss of approximately $12 million. The loss is attributable to operating losses, charges related to discontinued operations, specifically the Company's air-conditioning equipment business, inventory adjustments and restructuring charges.

         The Company also issued a preliminary estimate of its sales and pre-tax income for the fiscal year ending September 30, 1999. The Company is currently forecasting sales of approximately $47,000,000 and pre-tax income of approximately $1.4 million. The Company cautioned that these are very preliminary estimates and there is no expectation that the Company's actual results for the 1999 fiscal year will be consistent with this forecast.

     Mr. Cannan commented, "We are optimistic that our relationship with Colmen Capital Advisors and the appointment of Jim Hellauer as our new President and CEO will have a positive impact on the Company and its earnings."

         Mr. Hellauer stated, "We have a large challenge before us to improve the business and profitability of EVTC, but we believe there are some very attractive opportunities which we hope to take advantage of for the benefit of the Company and its shareholders. We look forward to meeting this challenge."

         EVTC, Inc. is engaged in the marketing and sale of refrigerants, refrigerant reclaiming services and the recycling of flourescent light ballasts and lamps.

         Except for the historical information contained herein, the matters discussed in the Release are forward-looking statements that involve risks and uncertainties. The forward-looking statements in this Release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially due to a variety of factors, including without limitation the market and the pricing for refrigerant products, weather conditions, operating costs, inventory risks due to shifts in market demand, the presence of competitors with greater resources, the Company's need to liquidity, and other risks detailed from time to time in the Company's reports filed with the Securities and Exchange Commission.

         CONTACT:          EVTC, Inc. t/a Environmental Technologies Corp.
                           David A.  Keener, Chief Financial Officer
                           (817) 282-0022 x233
                           dkeener@fullcircle-rrsi.com